EXHIBIT 23.1

CONSENT OF RICHARD O. WEED TO USE OF OPINION



                                WEED & CO., L.P.
                        4695 MacARTHUR COURT, SUITE 1450
                      NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087


WRITER'S DIRECT NUMBER
(949) 475-9086


                                October 26, 2000


Board of Directors
Orbit Technologies, Inc.
5950 La Place Court, Suite 140
Carlsbad, CA 92008

Re:  Form S-8

Gentlemen:

I hereby consent to the filing of my opinion dated October 26, 2000 herewith as an Exhibit to the Form S-8 Registration Statement to be filed by Orbit Technologies, Inc.

I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

Very truly yours,

/s/ Richard O. Weed
-------------------
Richard O. Weed

                                       20